Exhibit 99.28(l)

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is entered into as of the __ day of ______ 2025, between Investment Managers Series Trust II, a statutory trust organized and existing under the laws of Delaware (the “Trust”) on behalf of the AXS Tradr ETFs (the “Funds”), and ______________________________ (the “Purchaser”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF THE SHARES

1.1 SALE AND ISSUANCE OF SHARES. Subject to the terms and conditions of this Agreement, the Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, shares of beneficial interest of the Fund (the “Shares”), par value $0.01, in amounts and at the prices set forth below with respect to each class:

	Fund	Shares of beneficial interest	Price Per Share	Aggregate Purchase Price
1.	Tradr 2X Long ARQQ Daily ETF
2.	Tradr 2X Long BETR Daily ETF
3.	Tradr 2X Long BKKT Daily ETF
4.	Tradr 2X Long CRML Daily ETF
5.	Tradr 2X Long EH Daily ETF
6.	Tradr 2X Long EVEX Daily ETF
7.	Tradr 2X Long FRMI Daily ETF
8.	Tradr 2X Long INOD Daily ETF
9.	Tradr 2X Long IOT Daily ETF
10.	Tradr 2X Long KDK Daily ETF
11.	Tradr 2X Long LAC Daily ETF
12.	Tradr 2X Long NTSK Daily ETF
13.	Tradr 2X Long ONDS Daily ETF
14.	Tradr 2X Long PATH Daily ETF
15.	Tradr 2X Long QURE Daily ETF
16.	Tradr 2X Long RZLV Daily ETF
17.	Tradr 2X Long SHLS Daily ETF
18.	Tradr 2X Long SNAP Daily ETF
19.	Tradr 2X Long USAR Daily ETF
20.	Tradr 2X Long WDC Daily ETF
21.	Tradr 2X Long AAOI Daily ETF
22.	Tradr 2X Long BTBT Daily ETF
23.	Tradr 2X Long BTDR Daily ETF
24.	Tradr 2X Long BYND Daily ETF
25.	Tradr 2X Long CCJ Daily ETF
26.	Tradr 2X Long CDE Daily ETF
27.	Tradr 2X Long CLF Daily ETF
28.	Tradr 2X Long COHR Daily ETF
29.	Tradr 2X Long EOSE Daily ETF
30.	Tradr 2X Long HL Daily ETF
31.	Tradr 2X Long HUT Daily ETF
32.	Tradr 2X Long INDI Daily ETF
33.	Tradr 2X Long LEU Daily ETF
34.	Tradr 2X Long LITE Daily ETF
35.	Tradr 2X Long POET Daily ETF
36.	Tradr 2X Long QMCO Daily ETF
37.	Tradr 2X Long RR Daily ETF

	Fund	Shares of beneficial interest	Price Per Share	Aggregate Purchase Price
38.	Tradr 2X Long SEDG Daily ETF
39.	Tradr 2X Long SERV Daily ETF
40.	Tradr 2X Long SNDK Daily ETF
41.	Tradr 2X Long UUUU Daily ETF
42.	Tradr 2X Long WYFI Daily ETF
43.	Tradr 2X Long IMSR Daily ETF
44.	Tradr 2X Long NKLR Daily ETF
45.	Tradr 2X Long NUCL Daily ETF
46.	Tradr 2X Long PlusAI Daily ETF
47.	Tradr 2X Long USDE Daily ETF
48.	Tradr 2X Long AVAT Daily ETF
49.	Tradr 2X Long BRUN Daily ETF
50.	Tradr 2X Long BXBL Daily ETF
51.	Tradr 2X Long Coinshares Daily ETF
52.	Tradr 2X Long HDRN Daily ETF
53.	Tradr 2X Long INFQ Daily ETF
54.	Tradr 2X Long Merlin Daily ETF
55.	Tradr 2X Long PRTX Daily ETF
56.	Tradr 2X Short AAL Daily ETF
57.	Tradr 2X Short ACHR Daily ETF
58.	Tradr 2X Short ALAB Daily ETF
59.	Tradr 2X Short AMZN Daily ETF
60.	Tradr 2X Short ANF Daily ETF
61.	Tradr 2X Short APLD Daily ETF
62.	Tradr 2X Short BE Daily ETF
63.	Tradr 2X Short BLSH Daily ETF
64.	Tradr 2X Short CAR Daily ETF
65.	Tradr 2X Short CLSK Daily ETF
66.	Tradr 2X Short CRDO Daily ETF
67.	Tradr 2X Short FLY Daily ETF
68.	Tradr 2X Short IREN Daily ETF
69.	Tradr 2X Short JOBY Daily ETF
70.	Tradr 2X Short LCID Daily ETF
71.	Tradr 2X Short NBIS Daily ETF
72.	Tradr 2X Short NNE Daily ETF
73.	Tradr 2X Short OPEN Daily ETF
74.	Tradr 2X Short QS Daily ETF
75.	Tradr 2X Short QUBT Daily ETF
76.	Tradr 2X Short SMR Daily ETF
77.	Tradr 2X Short TEM Daily ETF
78.	Tradr 2X Short UPST Daily ETF
79.	Tradr 2X Short W Daily ETF
80.	Tradr 2X Short WULF Daily ETF
81.	Tradr 2X Long Databricks Daily ETF
82.	Tradr 2X Short Databricks Daily ETF
83.	Tradr 2X Long Xanadu Daily ETF

The aggregate proceeds for the Shares to be paid by Purchaser to the Trust hereunder shall be $___________.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser hereby represents and warrants to, and covenants for the benefit of, the Trust that:

2.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by the Trust with the Purchaser in reliance upon the Purchaser’s representation to the Trust, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirms, that the Shares are being acquired for investment for the Purchaser’s own account, and not as a nominee or agent and not with a view to the resale or distribution by the Purchaser of any of the Shares, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares, in either case in violation of any securities registration requirement under applicable law, but subject nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

2.2 INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the Trust operates) as to be capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act.

2.3 RESTRICTED SECURITIES. The Purchaser understands that the Shares are characterized as “restricted securities” as defined in paragraph (a)(3) of Rule 144 under the Securities Act of 1933 (the “1933 Act”) inasmuch as they are being acquired from the Trust in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the 1933 Act only in certain circumstances. In this connection, the Purchaser represents that it understands the resale limitations imposed by the 1933 Act and is generally familiar with the existing resale limitations imposed by Rule 144 thereunder.

2.4 FURTHER LIMITATIONS ON DISPOSITION. The Purchaser further agrees not to make any disposition directly or indirectly of all or any portion of the Shares unless and until:

(a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) The Purchaser shall have furnished the Trust with an opinion of counsel, reasonably satisfactory to the Trustees, that such disposition will not require registration of such Shares under the 1933 Act.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTMENT MANAGERS SERIES TRUST II

By:
Name:
Title:

[PURCHASER NAME]

By:

Name: